April 29, 2008

Spirit of America Investment Fund, Inc.

477 Jericho Turnpike

Syosset, NY 11791

Re:	Spirit of America Investment Fund, Inc.
(333-27925/811-08231)
Post–Effective Amendment No. 18 to the
Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 18 to the Registration Statement (the “Registration Statement”) filed by Spirit of America Investment Fund, Inc. (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares of common stock of Spirit of America Real Estate Income and Growth Fund, Spirit of America Large Cap Value Fund and Spirit of America High Yield Tax Free Bond Fund, each a series of the Company, we hereby consent to the use of our name as counsel in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

405 Lexington Avenue, New York, NY 10174-0208

www.BlankRome.com

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